Exhibit 10.4

GLOBAL EAGLE ENTERTAINMENT INC.

STOCK RESTRICTION AGREEMENT

This Agreement (the “Agreement”) is made this the [_____] day of [_______], 20[__], by and between Global Eagle Entertainment Inc. (the “Company”), a Delaware corporation with its principal place of business at [10900 Wilshire Blvd. Suite 1500, Los Angeles, California 90024] and [______________], an individual having an address at [________________________________] (the “Stockholder”). Capitalized terms used by not otherwise defined herein shall have the meaning ascribed to such terms in the Company’s 2012 Equity Incentive Plan (the “Plan”). To the extent that any term of this Agreement conflicts or is otherwise inconsistent with any term of the Plan, as amended from time to time, the terms of the Plan shall take precedence and supersede any such conflict or inconsistent term contained herein.

WHEREAS, pursuant to the Plan, the Company desires to sell to the Stockholder, and the Stockholder desires to purchase [______] shares (the “Shares”) of Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”); and

WHEREAS, as a condition to the purchase and sale of the shares, the parties have agreed that the Shares shall be subject to a stock restriction agreement containing the terms and conditions herein;

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Stockholder agree as follows:

1. Shares to be Subject to Restriction. The Stockholder agrees that the Shares shall be subject to the Purchase Option (as defined below) set forth in Section 2 of this Agreement, to the restrictions on transfers set forth in Section 4 of this Agreement, and to any additional provisions of the Plan applicable to such Shares during the Restriction Period.

2. Purchase Option. If the Stockholder ceases to be an executive officer, employee, or Director of, or a Consultant to, the Company for any reason or no reason, with or without cause, at any time prior to [___________] (the “Triggering Event”), the Company or its assignee (to the extent permissible under applicable securities laws) shall have the right and option (the “Purchase Option”) to purchase from the Stockholder, at a price of $[_________] per share (the “Option Price”), the following number of Shares: [Repurchase schedule to be specified by the Compensation Committee of the Board of Directors.]

Notwithstanding the foregoing provisions of this Section 2, in the event of a Change of Control during the Restriction Period, the vesting schedule set forth in this Section 2 may be accelerated in whole or in part at the sole discretion of the Committee.

3. Exercise of Purchase Option, Closing and Payment for Shares.

(a) The Company may exercise the Purchase Option by delivering or mailing to the Stockholder, in accordance with Section 11, written notice of exercise within thirty (30) days after the Triggering Event together with a check in the amount of the aggregate Option Price with respect to Shares purchase pursuant to the Purchase Option. The notice must specify the number of Shares to be purchased under the Purchase Option. If and to the extent that the Purchase Option is not exercised, in whole or in part, within the thirty (30) day period, the Purchase Option (or its unexercised part, as applicable) will automatically expire and terminate effective upon the expiration of the thirty (30) day period.

(b) Promptly upon delivery or mailing to the Stockholder of the written notice and aggregate Option Price as set forth in Section 3(a) above, the Company shall cause to be cancelled on its books and records all Shares held by the Stockholder and subject to the exercise of the Purchase Option by the Company.

(c) After the time at which the Company delivers or mails to the Stockholder the written notice and aggregate Option Price as set forth in Section 3(a) above, the Company shall not pay any dividend to the Stockholder on account of the Shares subject to the Purchase Option so exercised or permit the Stockholder to exercise any of the privileges or rights of a Stockholder with respect to such Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Shares.

(d) The Option Price shall be payable in immediately available funds.

4. Restrictions on Transfer. The Stockholder shall not, during the term of the Purchase Option, sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise, any of the Shares, or any interest therein, unless and until such are no longer subject to the Purchase Option.

5. Effect of Prohibited Transfer. The Company will not be required (a) to transfer on its books any Shares which have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such Shares, or to pay dividends to, any transferee to whom any such Shares have been so sold or transferred.

6. Restrictive Legend. All certificates representing Shares subject to this Agreement shall bear a legend in substantially the following form, in addition to any other legends that may be required under applicable federal or state securities laws:

“The shares represented by this certificate are subject to an option to purchase and restrictions on transfer set forth in a certain Stock Restriction Agreement between the corporation and the registered owner of this certificate, a copy of which is available for inspection at the offices of the Secretary of the corporation.”

7. Adjustments for Stock Splits, Stock Dividends, etc. Subject to the provisions of Section 15 of the Plan, if from time to time during the term of the Purchase Option there is any stock split-up, stock dividend, stock distribution or other reclassification of the Common Stock of the Company, any and all new, substituted or additional securities to which the Stockholder is entitled by reason of its ownership of the Shares will be immediately subject to the Purchase Option, the restrictions on transfer and the other provisions of this Agreement in the same manner and to the same extent as the Shares, and the respective option prices shall be appropriately adjusted.

8. Severability. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement and each other provision of this Agreement will be severable and enforceable to the extent permitted by law.

9. Binding Effect. This Agreement is binding upon and shall inure to the benefit of the Company and the Stockholder and their respective heirs, executors, administrators, legal representatives, successors and assigns, as applicable, subject to the restrictions on transfer set forth in Section 4 herein.

10. No Rights to Employment. Nothing contained in this Agreement is to be construed as giving the Stockholder any right to be retained, in any position, as an employee of the Company.

11. Notice. All notices required or permitted hereunder must be in writing and are deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party to this Agreement at the address shown above, or at such other address as one party will designate to the other in accordance with this Section 11.

12. Pronouns. Whenever the context may require, any pronouns used in this Agreement are deemed to include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns are deemed to include the plural, and vice versa.

13. Entire Agreement. This Agreement constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

14. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Stockholder.

15. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

GLOBAL EAGLE ENTERTAINMENT INC.

By:
Name:
Title:

STOCKHOLDER

[________________]